UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

          PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES ACT OF 1934



       Date of Report (Date of earliest event reported): October 31, 2000

                                XATA Corporation
                 (Name of small business issuer in its charter)

         Minnesota                     0-27166                  41-1641815
----------------------------    ----------------------    ----------------------
(State of other jurisdiction    Commission File Number)       (IRS Employer
      of incorporation)                                   Identification Number)



151 East Cliff Road, Burnsville, MN                               55337
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(Address of principal executive offices)                         (Zip Code)


Issuer's telephone number:      952-894-3680
                           --------------------

              (Former name, former address and former fiscal year,
                       if changed since last report): N/A









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                                TABLE OF CONTENTS


Item 5.  Other Events..........................................................1

Item 7.  Exhibits..............................................................2

SIGNATURES.....................................................................3









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ITEM 5.  OTHER EVENTS.

         On October 31, 2000, John Deere Special Technologies Group, Inc. ("JDSTG") and XATA Corporation ("XATA" or the "Company") entered into Amendment No. 1 to the Stock Purchase Agreement dated August 30, 2000.

The parties agreed that the second investment involving the purchase of approximately 2,517,000 shares of stock form XATA at $3.805 per share will be replaced by an agreement that JDSTG will purchase 1,314,060 shares of XATA stock at $3.805 on the original closing date and will have an option to purchase up to 1,202,940 shares at any time prior to December 31, 2002. The purchase price for the option shares shall be 82% of the average of the daily bid and ask (4:00 p.m. closing) price for the Company's Common Stock, as reported by the Nasdaq Smallcap Market, for the 30 day period preceding the date of the option exercise notice.


















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ITEM 7.  EXHIBITS.

Exhibit No.
-----------
               DESCRIPTION

10.17 Amendment No. 1 dated October 31, 2000 to Stock Purchase Agreement by and between JDSTG and XATA Corporation dated August 30, 2000.




















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SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated:  November 2, 2000.             XATA CORPORATION



                                               By /s/ William P. Flies
                                                  ------------------------------
                                                  William P. Flies
                                                  Chief Executive Officer

















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